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                                                                 EXHIBIT 10.34

                             MODIFICATION AGREEMENT

BY THIS MODIFICATION AGREEMENT, made and entered into as of the 27th day of May, 1997, AMERICAN COIN MERCHANDISING, INC., a Delaware corporation, whose address is 5660 Central Avenue, Boulder, Colorado 80301 (hereinafter called "Borrower"), and WELLS FARGO BANK (COLORADO), NATIONAL ASSOCIATION, whose address is 633 Seventeenth Street, Denver, Colorado 80202 (hereinafter called "Lender"), confirm and agree as follows:

SECTION 1.        RECITALS.

                  1.1 Borrower and Lender entered into a Credit Agreement dated September 23, 1996 (the "Credit Agreement"), which provides for a revolving loan by Lender to Borrower in the maximum principal amount of $6,000,000.00 upon the terms and conditions contained therein (the "Loan").

                  1.2 The Loan is evidenced by a Promissory Note dated September 23, 1996, executed by Borrower, payable to the order of Lender, in the principal amount of $6,000,000.00 (the "Note").

                  1.3 The Loan is secured in part by a Continuing Security Agreement dated September 23, 1996, executed by Borrower as the Debtor for the benefit of Lender as the Secured Party (the "Security Agreement").

                  1.4 The Credit Agreement, the Note, the Security Agreement, and all other documents and instruments executed and delivered in connection with the Loan or that secure payment of the Loan, are hereinafter called the "Loan Documents."

                  1.5 The total principal and accrued interest outstanding under the Loan Documents as of May 23, 1997, is $5,964,240.18, comprised of principal of $5,932,174.08 and interest of $32,066.10.

                  1.6 Borrower and Lender desire to make modifications to the Credit Agreement and other Loan Documents as set forth herein.

SECTION 2.        CREDIT AGREEMENT.

                  2.1 The first sentence of subsection (a) of Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

                  "(a) Revolving Line of Credit. Subject to the terms and conditions of this Agreement, and including, the conversion right set forth in Section 1.2 hereof, Bank hereby agrees to make advances to Borrower from time to time up to and including July 5, 1999, not to exceed at any time the aggregate outstanding principal amount of Nine Million Dollars ($9,000,000) ("Revolving Line of Credit"), the proceeds of which shall be used for working capital, equipment purchases, capital expenditures, letters of credit and retirement of existing Bank debt."

                  2.2 The following paragraph is hereby added to Section 1.3 of the Credit Agreement, as subsection 1.3(e):

                  "(e) Unused Commitment Fee. Borrower shall pay to Bank a fee equal to one-eighth of one percent (1/8%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Revolving Line of Credit, which fee shall be calculated on a quarterly basis by Bank and shall be due and payable by Borrower in arrears on the last day of the month immediately following the end of each fiscal quarter, commencing July 31, 1997."

                  2.3 Subsections (a) through (d) of Section 4.3 of the Credit Agreement are hereby deleted in their entirety and replaced with the following:



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                  "(a) not later than 90 days after and as of the end of each fiscal year, an unqualified financial statement of Borrower, prepared by certified public accountants reasonably satisfactory to the Bank;

                  (b) not later than 45 days after and as of the end of each fiscal quarter, a financial statement of Borrower, prepared in accordance with GAAP by Borrower, to include accounts receivable agings, income and profit and loss statements;

                  (c) not later than 45 days after and as of the end of each fiscal quarter, a borrowing base certificate in the form attached hereto as Exhibit A, an inventory collateral report, an aged listing of accounts receivable, a reconciliation of accounts, Borrower's internally prepared ratios described in paragraph 4.9 hereof and immediately upon each request from Bank, a list of the names and addresses of all of Borrower's account debtors;

                  (d) not later than 30 days prior to the end of each fiscal year, a projection, prepared by Borrower for the upcoming year to and including next fiscal year-end, to include projected income statements, balance sheets and cash flows;"

                  2.4 Subsections (a) through (c) of Section 4.9 of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

                  "(a) Current Ratio at any quarter end not less than 1.15 to 1.0, with "Current Ratio" defined as total current assets divided by total current liabilities.

                  (b) Total Liabilities to Tangible Net Worth ratio of not greater than 1.5 to 1.0, as of each quarter end, with "Total Liabilities" defined as the aggregate of current liabilities and non-current liabilities, and with "Tangible Net Worth" defined as the aggregate of total stockholders' equity less costs in excess of assets acquired.

                  (c) Funded Debt to EBITDA ratio of not greater than 1.5 to
         1.0 as of each quarter end, with "Funded Debt" defined as the sum of all Bank debt, all amounts due to related parties and any acquisition-related carryback debt, and with "EBITDA" defined as the prior four quarters' net profit plus interest expense, income tax expense, depreciation and amortization expense."

                  2.5 Section 2.1 of the Credit Agreement is amended to state that the Borrower from time to time does business as Sugarloaf Creations, Inc.

SECTION 3.        NOTE.

                  3.1 The header and first paragraph of the Note are hereby deleted in their entirety and the following is inserted in lieu thereof:

             "$9,000,000.00                               Denver, Colorado
                                                        September 23, 1996


                  FOR VALUE RECEIVED, the undersigned AMERICAN COIN MERCHANDISING, INC., ("Borrower") promises to pay to the order of WELLS FARGO BANK (COLORADO), NATIONAL ASSOCIATION ("Bank") at its office at 633 Seventeenth Street, Denver, Colorado, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of NINE MILLION AND NO/100 DOLLARS ($9,000,000.00) or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement (computed on the basis of a 360-day year, actual days elapsed) at a fluctuating rate per annum equal to the Prime Rate in effect from time to time. Each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank."



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                  3.2 The last sentence of paragraph C.1 of the Note is hereby deleted in its entirety and the following is inserted in lieu thereof:

         "The outstanding principal balance of this Note shall be due and payable in full on July 5, 1999, or as otherwise provided in the Credit Agreement of even date herewith executed by Borrower and Bank as such Credit Agreement may be amended from time to time."

SECTION 4.        OTHER MODIFICATIONS, RATIFICATIONS AND AGREEMENTS.

                  4.1 All references to the Credit Agreement in the other Loan Documents are hereby amended to refer to the Credit Agreement as amended by this Agreement.

                  4.2 All references to the Note in the other Loan Documents are hereby amended to refer to the Note as amended by this Agreement.

                  4.3 All references to any other Loan Document in the other Loan Documents are hereby amended to refer to that Loan Document as amended by this Agreement.

                  4.4 Borrower acknowledges that the indebtedness evidenced by the Note is just and owing, that the balance thereof is correctly shown in
Section 1.5 hereof, and Borrower agrees to pay the indebtedness evidenced by the Note and secured by the Loan Documents, according to the terms thereof, as modified by this Agreement.

                  4.5 Borrower reaffirms to Lender each of the representations, warranties, covenants and agreements of Borrower set forth in all the Loan Documents, with the same force and effect as if each were separately stated herein and made as of the date of this Agreement.

                  4.6 Borrower ratifies, reaffirms, acknowledges, and agrees that the Loan Documents, as amended by this Agreement, represent valid, enforceable and collectible obligations of Borrower, and that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to any of these documents or instruments. In addition, Borrower hereby expressly waives, releases and absolutely and forever discharges Lender and its shareholders, directors, officers, employees and agents, and their heirs, personal representatives, successors and assigns, from any and all liability, claims, demands, damages, actions and causes of action that Borrower may now have, or has had prior to the date hereof and, without limiting the generality of the foregoing, from any and all liability, claims, demands, damages, actions and causes of action arising out of, or in any way connected with, the Loan. Borrower further acknowledges and represents that no Event of Default (as defined in the Credit Agreement) or matter which, with the giving of notice, passage of time, or both, would constitute an Event of Default exists.

                  4.7 All terms, conditions and provisions of the Loan Documents are continued in full force and effect and shall remain unaffected and unchanged except as specifically amended by this Modification Agreement.

                  4.8 Borrower shall pay to Lender on the execution hereof by Lender a loan modification fee of $5,000.00.

SECTION 5.        GENERAL.

                  5.1 This Agreement in no way acts as a release or relinquishment of those liens, security interests and rights securing payment of the Loan, including, without limitation, the liens created by the Security Agreement and the other Loan Documents. Such liens, security interests and rights are hereby ratified, confirmed, renewed and extended by Borrower in all respects.

                  5.2 Borrower shall execute and deliver such additional documents and do such other acts as Lender may reasonably require to fully implement the intent of this Agreement, including, but not limited to, the execution of such financing statements or amendments thereto as Lender may require to reflect Borrower's doing business as Sugarloaf Creations, Inc.



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                  5.3 Borrower shall pay all costs and expenses, including,
without limitation, recording fees and reasonable attorneys' fees incurred by Lender in connection with this Agreement. Lender, at its option, but without any obligation to do so, may advance funds to pay any such costs and expenses that are the obligation of the Borrower, and all such funds advanced shall bear interest at the Prime Rate provided in the Note, shall be due and payable upon demand and shall be secured by all of the Loan Documents.

                  5.4 Notwithstanding anything to the contrary contained herein or in any other instrument executed by Borrower or Lender or in any other action or conduct undertaken by Borrower or Lender on or before the date of this Agreement, the agreements, covenants and provisions contained herein shall constitute the only evidence of Lender's consent to modify the terms and provisions of the Loan Documents. Accordingly, no express or implied consent to any further modifications involving any of the matters set forth in this Agreement or otherwise shall be inferred or implied by Lender's execution of this Agreement. Further, Lender's execution of this Agreement shall not constitute a waiver (either express or implied) of the requirement that any further modification of the Loan or of the Loan Documents shall require the express written approval of Lender; no such approval (either express or implied) has been given as of the date of this Agreement.

                  5.5 This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and assigns.

                  5.6 This Agreement is made for the sole protection and benefit of the parties hereto, and no other person or entity shall have any right of action hereon.

                  5.7 This Agreement shall be governed by and construed according to the laws of the State of Colorado.

                  IN WITNESS WHEREOF, this Agreement is executed as of the date indicated above.

                                  BORROWER:

                                  AMERICAN COIN MERCHANDISING, INC., a Delaware corporation


                                  By: /s/ Jerome M. Lapin
                                      ----------------------------------------

                                  Title: President, Chief Executive Officer

                                  LENDER:

                                  WELLS FARGO BANK (COLORADO), NATIONAL
                                  ASSOCIATION


                                  By: /s/ Blake Peterson
                                      ----------------------------------------

                                  Title: Vice President



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STATE OF COLORADO )
                  ) ss.
COUNTY OF BOULDER )

                  The foregoing instrument was acknowledged before me this 27 day of May, 1997, by Jerome M. Lapin, the President, Chief Executive Officer of American Coin Merchandising, Inc., a Delaware corporation.

                  My commission expires: November 13, 1998

                  Witness my hand and official seal.

                                                       /s/ Loretta La Terra
                                                       ------------------------
                                                       Notary Public


STATE OF COLORADO )
                  ) ss.
COUNTY OF DENVER  )

                  The foregoing instrument was acknowledged before me this 27 day of May, 1997, by Blake Peterson, the Vice President of Wells Fargo Bank (Colorado), National Association.

                  My commission expires: June 14, 2000

                  Witness my hand and official seal.

                                                       /s/ Diane C. Wagner
                                                       ------------------------
                                                       Notary Public



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